UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 11, 2008
(Date of earlier event reported)

U.S. Precious Metals, Inc.
(Exact name of registrant as specified in the charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

950 Celebration Boulevard, Suite A
Celebration, Florida 34747
(Address of Principal Executive Offices)

(407) 566-9310
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Section 5 – Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, Mr. Peter Toscano tendered to the board of directors his resignation as director, Secretary and Treasurer of U.S. Precious Metals, Inc. (“USPR”). The resignation was accepted effective immediately. At the time of Mr. Toscano’s resignation as director, he did not serve as a member of any committee of the Board of Directors of USPR. In his letter, Mr. Toscano cited as his reason for resigning the present demand of time and effort required of him as Chief Executive Officer, Chairman, Secretary and Treasurer of International Power Group, Ltd. (OTC BB: IPWG.OB). A copy of the December 11, 2008 letter is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Section 7 – Regulation FD

Item 7.01     Regulation FD Disclosure.

On December 15, 2008, USPR issued a press release in which it announced that Peter Toscano resigned from his positions as a director, Secretary and Treasurer of USPR.

A copy of the Press Release, dated December 15, 2008, is attached to this Form 8-K as Exhibit 99.2. Such press release is incorporated by reference into this Form 8-K in its entirety.

Item 9.01

(d) Exhibits

Exhibit Number	Description

99.1	December 11, 2008 Letter of Resignation of Peter Toscano.

99.2	Press Release, dated December 15, 2008.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Precious Metals, Inc.

By:	/s/ M. Jack Kugler

Name: M. Jack Kugler
Title: Chief Executive Officer
Date: December 15, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	December 11, 2008 Letter of Resignation of Peter Toscano.

99.2	Press Release, dated December 15, 2008.